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                                                                   EXHIBIT 10.15



                              INLAND RESOURCES INC.
                             STOCK OPTION AGREEMENT

         This Stock Option Agreement ("Agreement") is entered into effective as of November 15, 1999 between Inland Resources Inc., a Washington corporation (the "Company"), and William T. War, an employee of the Company (the "Employee").

                                    Recitals:

     The Company desires to grant to the Employee a Nonqualified Stock Option to purchase shares of its Common Stock, $0.001 par value, pursuant to the terms and conditions of this Agreement.

            The parties agree as follows:

         1. Grant of option. The Company hereby grants to the Employee the right and option (the "Option") to purchase all or any part of an aggregate of 250,000 shares (the "Shares") of its Common Stock, $0.001 par value, on the terms and conditions and subject to all the limitations set forth herein.

         2. Purchase Price. The purchase price of the Shares covered by the Option shall be $0.9375 per share.

         3. Vesting of Option. Subject to the other terms and conditions of this Agreement, the Shares exercisable upon exercise of the Option granted hereby shall vest 20% on each of the first five anniversary dates of the date of this Agreement if Employee continues to be employed by the Company on each such anniversary date.

         Any non-vested Shares under the Option granted hereby shall be deemed to have immediately and automatically vested on a "Change of Control", as such term is defined in the Employment Agreement between Employee and the Company entered into effective as of the same effective date of this Agreement. Also, all non-vested options shall immediately vest if the Employee is terminated without cause because it is determined his services are no longer required as the result of a successful long term refinery solution for the Employer's Black Wax crude (i.e. a processing agreement, a refinery joint venture, a long-term crude purchase arrangement, etc.)

         4. Exercise of Option. Subject to the other terms and conditions of this Agreement, the vested Shares granted pursuant to this Option may be exercised at any time during the term of this Agreement in accordance with the terms of paragraph 7.

         5. Term of Option. The Option shall terminate on the fifth (5th) anniversary of the date that the last Option granted hereunder vested, but shall be subject to earlier termination as provided herein.

         6. Non-Assignability. The Option shall not be transferable by the Employee otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the Employee's lifetime, only by the Employee or his or her guardian or legal representative. The Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge,



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hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this paragraph 6, or the levy of any attachment or similar process upon the Option or such rights, shall be null and void.

         7. Manner of Exercising Option and Issue of Shares. The Option relating to vested Shares may be exercised in whole or in part by giving written notice to the Company, together with the tender of the Option purchase price. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain any representation required by paragraph 8 below and shall otherwise comply with the terms and conditions of this Agreement. The Company shall pay all transfer or original issue taxes with respect to the issue of the Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection herewith. Except as specifically set forth herein, Employee acknowledges that any income or other taxes due from him with respect to this Option or the Shares issuable pursuant to this Option shall be the responsibility of Employee and that the Company may, in accordance with the Internal Revenue Code, require Employee to pay additional withholding taxes in respect of the amount that is considered compensation includable in Employee's gross income. Employee shall have rights as a shareholder only with respect to any Shares covered by the Option after due exercise of the Option and tender of the full exercise price for the Shares being purchased pursuant to such exercise.

         8. Purchase for Investment. Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as amended, or any successor legislation (the "Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

         The person(s) who exercise the Option shall represent to the Company, at the time of such exercise, that such person(s) are, acquiring such Shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their option Shares issued pursuant to such exercise:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVER TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER."

         Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

         9. Notices. Any notice to be given under this Agreement shall be deemed sufficient if



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addressed in writing, and delivered by registered or certified mail or delivered personally, in the case of the Company to its principal business office and in the case of the Employee, to his address appearing on the records of the Company, or to such other address as he may have designated in writing to the Company.

         10. Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws, and not the laws of conflict, of the State of Colorado.

         11. Benefit of Agreement. This Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administers and successors of the parties hereto.

         12. Adjustment of Shares. Wherever this Agreement specifies a number of shares of Common Stock or a purchase price per share, the specified number of Shares of Common Stock to be received on exercise and the applicable purchase price per share shall be changed to reflect adjustments (which may require that additional securities or other property be delivered on exercise) required by this paragraph 12, as follows:

                  (a) If an increase has been effected in the number of outstanding shares of the same class of securities of the Company as is issuable upon exercise of this Option by reason of a subdivision of such shares, the number of Shares which may thereafter be purchased upon exercise of this Option shall be increased with respect to each Share issuable upon exercise of this Option by the number of Shares which could have been received by Employee at the time of such subdivision had he been the holder of record of such issuable Shares at the record and/or effective date of the subdivision. In such event, the purchase price per Share under this Option shall be proportionately reduced.

                  (b) If a decrease has been effected in the number of outstanding shares of the same class of securities of the Company as is issuable upon exercise of this Option by reason of a reverse stock split, the number of Shares which may thereafter be purchased upon exercise of this Option shall be changed with respect to each Share issuable upon exercise of this Option to the number of Shares which would have been held by Employee at the time of said reverse stock split had Employee been the holder of such issuable Share at the record and/or effective date of the reverse stock split. In such event, the purchase price per Share shall be proportionately increased.



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         EXECUTED effective as of the date and year first above written.



                                            INLAND RESOURCES INC.

                                            By: /s/ Bill I. Pennington
                                                --------------------------------
                                            Its:  Chief Executive Officer


                                            EMPLOYEE:

                                            /s/ William T. War
                                            ------------------------------------
                                            William T. War


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